EXHIBIT 99.1

Zoetis Reports Fourth Quarter and Full Year 2016 Results

•	For Fourth Quarter 2016, Zoetis Reports Revenue of $1.3 Billion, and Net Income of $154 Million, or $0.31 per Diluted Share, on a Reported Basis

◦	Reports Adjusted Net Income of $232 Million, or Adjusted Diluted EPS of $0.47, for Fourth Quarter 2016

◦	Delivers Flat Operational Growth in Revenue and 13% Operational Growth in Adjusted Net Income, Excluding Foreign Exchange, for Fourth Quarter 2016

•	For Full Year 2016, Zoetis Reports Revenue of $4.9 Billion and Net Income of $821 Million, or $1.65 per Diluted Share, on a Reported Basis

◦	Reports Adjusted Net Income of $975 Million, or Adjusted Diluted EPS of $1.96, for Full Year 2016

◦	Delivers 5% Operational Growth in Revenue and 17% Operational Growth in Adjusted Net Income, Excluding Foreign Exchange, for Full Year 2016

•
Updates Full Year 2017 Revenue Guidance to $5.100 - $5.225 Billion, with Diluted EPS of $2.08 - $2.20 on a Reported Basis, or $2.26 - $2.36 on an Adjusted Basis, To Reflect Changes in Foreign Exchange Rates

PARSIPPANY, N.J. - Feb. 16, 2017 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the fourth quarter and full year 2016 and updated its guidance for the full year 2017.

The company reported revenue of $1.3 billion for the fourth quarter of 2016, which was flat compared with the fourth quarter of 2015. Net income for the fourth quarter of 2016 was $154 million, or $0.31 per diluted share compared with $22 million and $0.04 per diluted share in the fourth quarter of 2015.

Adjusted net income1 for the fourth quarter of 2016 was $232 million, or $0.47 per diluted share, an increase of 8% and 9%, respectively. Adjusted net income for the fourth quarter of 2016 excludes the net impact of $78 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the fourth quarter of 2016, excluding the impact of foreign exchange, was flat compared with the fourth quarter of 2015. This performance reflects the impact of fewer calendar days in the quarter, product rationalizations and business changes in certain markets as part of the company’s operational efficiency initiative, and acquisitions. Adjusted net income for the fourth quarter of 2016 increased 13% operationally, excluding the impact of foreign exchange.

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For full year 2016, the company reported revenue of $4.9 billion, an increase of 3% compared with full year 2015. Net income for full year 2016 was $821 million, or $1.65 per diluted share compared with $339 million and $0.68 per diluted share for full year 2015.

Adjusted net income for full year 2016 was $975 million, or $1.96 per diluted share, an increase of 10% and 11%, respectively. Adjusted net income for full year 2016 excludes the net impact of $154 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational basis, revenue for full year 2016 increased 5%, excluding the impact of foreign exchange. This performance reflects the impact of product rationalizations and business changes in certain markets as part of the company’s operational efficiency initiative as well as acquisitions. Adjusted net income for full year 2016 increased 17% operationally, excluding the impact of foreign exchange.

EXECUTIVE COMMENTARY
“In 2016 we delivered our fourth consecutive year of operational revenue growth and improved profitability since becoming a public company,” said Juan Ramón Alaix, Chief Executive Officer of Zoetis. “Our 5% operational growth for the year was driven by the successful launch of several new products and the strength of our diverse portfolio. We also completed significant initiatives to shape our business for greater efficiency and cash generation, which helped us deliver 17% operational growth in adjusted net income and make investments that will sustain our future growth, innovation and market leadership.”

“In the fourth quarter, we delivered another solid quarter of double-digit operational growth in adjusted net income, overcoming the negative impact to revenue of fewer calendar days and business changes related to our operational efficiency initiative,” said Glenn David, Executive Vice President and Chief Financial Officer of Zoetis.

“In 2017, we again expect revenue to grow in line with or faster than the market and to deliver double-digit growth in adjusted net income -- fully realizing the benefits of our operational efficiency initiative.  Cash flow is expected to grow significantly in 2017, and we will leverage our improved financial position for investments in promising internal and external opportunities and to return excess capital to shareholders.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two regional segments: the United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs. In the fourth quarter of 2016:

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•
Revenue in the U.S. segment was $631 million, a decrease of 1% compared with the fourth quarter of 2015; this decline reflects the impact of fewer calendar days and product rationalizations. Sales of companion animal products grew 2%, driven by increased sales of Apoquel® (oclacitinib tablet) and other new products, including Simparica® (sarolaner) Chewables and Cytopoint™, as well as initial sales into newly expanded distribution relationships. This growth was partially offset by a decline in sales of surgical fluid products. Sales of livestock products declined 3%. Excluding the impact of product rationalizations and fewer calendar days, livestock sales grew, driven by cattle and poultry products, while swine products declined.

•
Revenue in the International segment was $636 million, an increase of 2% on both a reported and operational basis compared with the fourth quarter of 2015; this growth reflects the impact of product rationalizations, fewer calendar days, and acquisitions. Sales of companion animal products grew 8% on a reported basis and 10% operationally, primarily due to increased sales of Apoquel and other new product launches. Sales of livestock products were flat on a reported basis and declined 1% operationally. The impact of product rationalizations and fewer calendar days were offset by growth from the acquisition of PHARMAQ, as well as growth in cattle and swine products in key emerging markets.

Zoetis continues to drive demand and strengthen its diverse portfolio through new product delivery, lifecycle innovations, strong customer relationships and access to new markets and technologies. The company is focused on enhancing the performance and delivery of its current product lines; expanding product indications across species; pursuing approvals in new geographies; and developing and marketing innovative medicines, treatments and solutions for emerging diseases and unmet customer needs.

Zoetis continues to advance animal health through innovations that address market needs or improve veterinarians’ approach to treatment.

•
The company continued to strengthen its canine dermatology portfolio with the approval of Cytopoint and further geographic expansion of Apoquel. Zoetis received a full license from the U.S. Department of Agriculture for Cytopoint, the first monoclonal antibody (mAb) therapy approved to help provide a reduction in the clinical signs associated with atopic dermatitis in dogs. The company also received approval in Argentina and Korea for Apoquel, a novel Janus Kinase inhibitor for the control of pruritus, or itching, associated with allergic dermatitis and the control of atopic dermatitis in dogs; Apoquel was first approved in the U.S. in 2013.

•
Simparica, a once-monthly flea and tick medication for dogs, was approved in Australia. Meanwhile, in the U.S. and Canada, the product received a new claim approval for protection from an additional tick species known as Ixodes scapularis (black-legged tick) which is associated with the transmission of Lyme disease.

The company continues to receive approvals for new indications and formulations of key livestock products, as well as expand major products into new geographies.

•
Draxxin® (tulathromycin), an injectable anti-infective to help control and treat respiratory disease in swine and cattle, was approved in the European Union to treat virulent foot rot (D. nodosus) in sheep. The product also received approval for new label language in the EU regarding its demonstration of immune-modulating and anti-inflammatory actions for cattle and swine. Zoetis

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also expanded its Fostera® swine vaccine franchise. In the U.S., Fostera PCV MH received approval for 23 weeks duration of immunity against Mycoplasma hyopneumoniae (M. hyo), making it the only combination vaccine to have demonstrated 23 weeks duration of immunity for both porcine circovirus-type 2 and M. hyo.

FINANCIAL GUIDANCE
Zoetis' guidance for the full year 2017 has been updated to reflect foreign exchange rates as of late January.

The company’s guidance for the full year 2017 includes:

•	Revenue of between $5.100 billion to $5.225 billion

•	Reported diluted EPS for the full year of between $2.08 to $2.20 per share

•	Adjusted diluted EPS for the full year between $2.26 to $2.36 per share

Additional guidance on other items such as expenses and tax rate is included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review fourth quarter and full year 2016 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Feb. 16, 2017.

About Zoetis
Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products, genetic tests, biodevices and a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2016, the company generated annual revenue of $4.9 billion with approximately 9,000 employees. For more information, visit www.zoetis.com.

1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
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DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, future guidance, future operating models, expectations regarding products, future use of cash and dividend payments, tax rate and tax regimes, changes in the tax regimes and laws in other jurisdictions, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contact:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Elinore White
1-973-443-2835 (o)
elinore.y.white@zoetis.com

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ZOETIS INC.
CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Fourth Quarter			Full Year
	2016	2015	% Change	2016	2015	% Change
Revenue	$1,277	$1,274	—	$4,888	$4,765	3
Costs and expenses:
Cost of sales(b)	468	496	(6)	1,666	1,738	(4)
Selling, general and administrative expenses(b)	361	425	(15)	1,364	1,532	(11)
Research and development expenses(b)	108	109	(1)	376	364	3
Amortization of intangible assets(c)	21	16	31	85	61	39
Restructuring charges and certain acquisition-related costs	20	40	(50)	5	320	(98)
Interest expense	41	38	8	166	124	34
Other (income)/deductions–net	27	81	(67)	(2)	81	*
Income before provision for taxes on income	231	69	*	1,228	545	*
Provision for taxes on income	77	49	57	409	206	99
Net income before allocation to noncontrolling interests	154	20	*	819	339	*
Less: Net (loss)/income attributable to noncontrolling interests	—	(2)	(100)	(2)	—	*
Net income attributable to Zoetis	$154	$22	*	$821	$339	*

Earnings per share—basic	$0.31	$0.04	*	$1.66	$0.68	*

Earnings per share—diluted	$0.31	$0.04	*	$1.65	$0.68	*

Weighted-average shares used to calculate earnings per share (in thousands)
Basic	493,932	498,271		495,715	499,707
Diluted	496,638	500,639		498,225	502,019

* Calculation not meaningful.

(a)
The consolidated statements of income present the three and twelve months ended December 31, 2016 and 2015. Subsidiaries operating outside the United States are included for the three and twelve months ended November 30, 2016 and 2015.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to finite-lived acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter Ended December 31, 2016
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$468	$(1)	$—	$(12)	$455
Gross profit	809	1	—	12	822
Selling, general and administrative expenses(c)	361	(1)	—	(12)	348
Research and development expenses(c)	108	(1)	—	—	107
Amortization of intangible assets(d)	21	(17)	—	—	4
Restructuring charges and certain acquisition-related costs	20	—	(1)	(19)	—
Other (income)/deductions–net	27	—	—	(15)	12
Income before provision for taxes on income	231	20	1	58	310
Provision for taxes on income	77	5	1	(5)	78
Net income attributable to Zoetis	154	15	—	63	232
Earnings per common share attributable to Zoetis–diluted	0.31	0.03	—	0.13	0.47

	Quarter Ended December 31, 2015
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$496	$(2)	$—	$(27)	$467
Gross profit	778	2	—	27	807
Selling, general and administrative expenses(c)	425	—	—	(35)	390
Research and development expenses(c)	109	(1)	—	(2)	106
Amortization of intangible assets(d)	16	(13)	—	—	3
Restructuring charges and certain acquisition-related costs	40	—	(10)	(30)	—
Other (income)/deductions–net	81	—	—	(92)	(11)
Income before provision for taxes on income	69	16	10	186	281
Provision for taxes on income	49	4	1	15	69
Net income before allocation to noncontrolling interests	20	12	9	171	212
Net income attributable to Zoetis	22	12	9	171	214
Earnings per common share attributable to Zoetis–diluted	0.04	0.03	0.02	0.34	0.43

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Twelve Months Ended December 31, 2016
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$1,666	$(23)	$—	$(19)	$1,624
Gross profit	3,222	23	—	19	3,264
Selling, general and administrative expenses(c)	1,364	(5)	—	(47)	1,312
Research and development expenses(c)	376	(2)	—	—	374
Amortization of intangible assets(d)	85	(69)	—	—	16
Restructuring charges and certain acquisition-related costs	5	—	(3)	(2)	—
Other (income)/deductions–net	(2)	—	(1)	11	8
Income before provision for taxes on income	1,228	99	4	57	1,388
Provision for taxes on income	409	39	—	(33)	415
Net income before allocation to noncontrolling interests	819	60	4	90	973
Net income attributable to Zoetis	821	60	4	90	975
Earnings per common share attributable to Zoetis–diluted	1.65	0.12	0.01	0.18	1.96

	Twelve Months Ended December 31, 2015
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$1,738	$(9)	$—	$(62)	$1,667
Gross profit	3,027	9	—	62	3,098
Selling, general and administrative expenses(c)	1,532	—	—	(133)	1,399
Research and development expenses(c)	364	(2)	—	(2)	360
Amortization of intangible assets(d)	61	(46)	—	—	15
Restructuring charges and certain acquisition-related costs	320	—	(19)	(301)	—
Other (income)/deductions–net	81	—	(2)	(94)	(15)
Income before provision for taxes on income	545	57	21	592	1,215
Provision for taxes on income	206	18	(1)	103	326
Net income attributable to Zoetis	339	39	22	489	889
Earnings per common share attributable to Zoetis–diluted	0.68	0.08	0.04	0.97	1.77

(a)
The consolidated statements of income present the three and twelve months ended December 31, 2016 and 2015. Subsidiaries operating outside the United States are included for the three and twelve months ended November 30, 2016 and 2015.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(c)	Exclusive of amortization of intangible assets, except as discussed in footnote (d) below.

(d)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)	Acquisition-related costs include the following:

	Fourth Quarter		Full Year
	2016	2015	2016	2015
Transaction costs(a)	$—	$9	$—	$9
Integration costs(b)	1	1	3	10
Other(c)	—	—	1	2
Total acquisition-related costs—pre-tax	1	10	4	21
Income taxes(d)	1	1	—	(1)
Total acquisition-related costs—net of tax	$—	$9	$4	$22

(a)
Transaction costs represent external costs directly related to acquiring businesses and primarily include expenditures for banking, legal, accounting and other similar services. Included in Restructuring charges and certain acquisition-related costs.

(b)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.

(c)	Included in Other (income)/deductions—net.

(d)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate, as well as a tax charge related to the acquisition of certain assets of Abbott Animal Health.

Certain amounts may reflect rounding adjustments.
(2) Certain significant items include the following:

	Fourth Quarter		Full Year
	2016	2015	2016	2015
Operational efficiency initiative(a)	$27	$52	$(9)	$346
Supply network strategy(b)	6	4	19	27
Other restructuring charges and cost-reduction/productivity initiatives(c)	—	—	(1)	—
Certain asset impairment charges(d)	—	3	1	5
Stand-up costs(e)	5	34	23	118
Foreign currency loss related to Venezuela revaluation(f)	—	93	—	93
Other(g)	20	—	24	3
Total certain significant items—pre-tax	58	186	57	592
Income taxes(h)	(5)	15	(33)	103
Total certain significant items—net of tax	$63	$171	$90	$489

(a)
For the three months ended December 31, 2016, includes restructuring charges of $19 million related to employee termination costs ($18 million) and exit costs ($1 million), included in Restructuring charges and certain acquisition-related costs, inventory write-offs of $4 million, included in Cost of sales, $3 million primarily related to consulting fees included in Selling, general and administrative expenses, and a net loss related to divestitures of $1 million, included in Other (income)/deductions—net. For the twelve months ended December 31, 2016, includes a reduction in employee termination accruals of $8 million and an increase in exit costs of $5 million, included in Restructuring charges and certain acquisition-related costs, inventory write-offs of $5 million, included in Cost of sales, accelerated depreciation of $1 million and consulting fees of $14 million, included in Selling, general and administrative expenses, and a $26 million net gain related to divestitures, included in Other (income)/deductions—net.

For the three months ended December 31, 2015, includes restructuring charges of $30 million related to employee termination costs ($25 million) and asset impairments ($5 million), included in Restructuring charges and certain acquisition-related costs, inventory write-offs of $8 million, included in Cost of sales, accelerated depreciation of $2 million, included in Research and development expenses, and $12 million primarily related to consulting fees included in Selling, general and administrative expenses. For the twelve months ended December 31, 2015, includes restructuring charges of $291 million related to employee termination costs ($253 million) and asset impairments ($38 million), included in Restructuring charges and certain acquisition-related costs, inventory write-offs

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of $13 million, included in Cost of sales, accelerated depreciation of $2 million, included in Research and development expenses, and $40 million primarily related to consulting fees included in Selling, general and administrative expenses.

(b)
For the three months ended December 31, 2016, includes accelerated depreciation of $2 million, included in Cost of sales, and inventory write-offs of $1 million and consulting fees of $3 million, included in Cost of sales. For the twelve months ended December 31, 2016, includes restructuring charges of $6 million related to employee termination costs, included in Restructuring charges and certain acquisition-related costs, accelerated depreciation of $6 million, inventory write-offs of $1 million and consulting fees of $6 million, included in Cost of sales.

For the three months ended December 31, 2015, includes accelerated depreciation of $1 million, included in Cost of sales, and $3 million primarily related to consulting fees, included in Cost of sales. For the twelve months ended December 31, 2015, includes restructuring charges of $10 million related to employee termination costs ($9 million) and asset impairments ($1 million), included in Restructuring charges and certain acquisition-related costs, accelerated depreciation of $1 million, included in Cost of sales, and $16 million primarily related to consulting fees, included in Cost of sales.

(c)	Included in Restructuring charges and certain acquisition-related costs.

(d)	Included in Other (income)/deductions—net.
For the twelve months ended December 31, 2016, represents an impairment of finite-lived trademarks related to a canine pain management product.
For the three and twelve months ended December 31, 2015, represents impairment charges related to assets held by our joint venture in Taiwan, which was subsequently sold in 2016. The twelve months ended December 31, 2015, also includes an impairment of IPR&D assets related to the termination of a canine oncology project.

(e)
Represents certain nonrecurring costs related to becoming an independent public company, such as the creation of standalone systems and infrastructure, site separation, new branding (including changes to the manufacturing process for required new packaging), and certain legal registration and patent assignment costs.

For the three months ended December 31, 2016, included in Cost of sales ($2 million) and Selling, general and administrative expenses ($3 million). For the twelve months ended December 31, 2016, included in Cost of sales ($1 million) and Selling, general and administrative expenses ($22 million).
For the three months ended December 31, 2015, included in Cost of sales ($11 million), Selling, general and administrative expenses ($22 million), and Other (income)/deductions—net ($1 million). For the twelve months ended December 31, 2015, included in Cost of sales ($27 million), Selling, general and administrative expenses ($90 million), and Other (income)/deductions—net ($1 million).

(f)	Represents charges primarily related to the foreign currency losses associated with our Venezuela business.

(g)
The three and twelve months ended December 31, 2016, represents costs associated with changes to our operating model ($6 million and $10 million, respectively), in Selling, general and administrative expenses, and a charge associated with a commercial settlement in Mexico ($14 million), in Other (income)/deductions—net.

The twelve months ended December 31, 2015, represents charges due to unusual investor-related activities.

(h)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. The twelve months ended December 31, 2016, also includes (i) a net tax charge of approximately $20 million recorded in the second half of 2016, as a result of the implementation of certain operational changes, which represents an increase to current income tax expense of approximately $22 million offset by a $2 million tax benefit related to a revaluation of the company’s deferred tax assets and liabilities using the tax rates expected to be in place going forward, and (ii) a net tax charge of approximately $35 million mainly recorded in the first half of 2016, related to the impact of the European Commission’s negative decision on the excess profits rulings in Belgium which represents the recovery of prior tax benefits for the periods 2013 through 2015 offset by the revaluation of the company’s deferred tax assets and liabilities, using the rates expected to be in place at the time of the reversal, and does not include any benefits associated with a successful appeal of the decision.

The twelve months ended December 31, 2015, also includes a net tax benefit related to the revaluation of deferred taxes and other deferred tax adjustments.

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ZOETIS INC.
ADJUSTED SELECTED COSTS AND EXPENSES(a)
(UNAUDITED)
(millions of dollars)

	Fourth Quarter		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$455	$467	(3)%	(5)%	2%
As a percent of revenue	35.6%	36.7%	NA	NA	NA
Adjusted SG&A expenses	348	390	(11)%	(1)%	(10)%
Adjusted R&D expenses	107	106	1%	1%	—%
Adjusted net income attributable to Zoetis	232	214	8%	(5)%	13%

	Full Year		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,624	$1,667	(3)%	(3)%	—%
As a percent of revenue	33.2%	35.0%	NA	NA	NA
Adjusted SG&A expenses	1,312	1,399	(6)%	(2)%	(4)%
Adjusted R&D expenses	374	360	4%	(1)%	5%
Adjusted net income attributable to Zoetis	975	889	10%	(7)%	17%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis are defined as the corresponding reported U.S. generally accepted accounting principles (GAAP) income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. Reconciliations of certain reported to adjusted information for the three and twelve months ended December 31, 2016 and 2015 are provided in the materials accompanying this report. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. For the corresponding GAAP line items, see Consolidated Statements of Operations and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

11 |

ZOETIS INC.
2017 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2017
Revenue	$5,100 to $5,225
Operational growth(a)	5.5% to 7.5%
Adjusted cost of sales as a percentage of revenue(b)	32% to 33%
Adjusted SG&A expenses(b)	$1,265 to $1,325
Adjusted R&D expenses(b)	$360 to $380
Adjusted interest expense and other (income)/deductions(b)	Approximately $160
Adjusted EBIT margin(b)	34% to 35%
Effective tax rate on adjusted income(b)	Approximately 30%
Adjusted diluted EPS(b)	$2.26 to $2.36
Adjusted net income(b)	$1,120 to $1,170
Operational growth(a)(c)	15% to 20%
Certain significant items(d) and acquisition-related costs	$30 to $50

The guidance reflects foreign exchange rates as of late January 2017.
Reconciliations of 2017 reported guidance to 2017 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items(d) and acquisition-related costs	Purchase accounting	Adjusted(b)

Cost of sales as a percentage of revenue	33% to 34%	(1%)		32% to 33%
SG&A expenses	$1,275 to $1,335	($5)	($5)	$1,265 to $1,325
R&D expenses	$360 to $380			$360 to $380
Interest expense and other (income)/deductions	~ $160			~ $160
EBIT margin	32% to 33%	0.5% to 1%	1.5%	34% to 35%
Effective tax rate	~ 30%			~ 30%
Diluted EPS	$2.08 to $2.20	$0.05 to $0.07	$0.11	$2.26 to $2.36
Net income attributable to Zoetis	$1,030 to $1,090	$25 to $35	$55	$1,120 to $1,170

(a)	Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.

(b)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted interest expense and other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Adjusted earnings before interest and taxes (EBIT) is defined as reported EBIT excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(c)
We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

(d)	Primarily includes certain nonrecurring costs related to restructuring, net gains/losses on sales of assets, and other charges for the operational efficiency initiative and supply network strategy.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Fourth Quarter		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$790	$803	(2)%	—%	(2)%
Companion Animal	477	457	4%	(1)%	5%
Contract Manufacturing	10	14	(29)%	(3)%	(26)%
Total Revenue	$1,277	$1,274	—%	—%	—%

U.S.
Livestock	$336	$348	(3)%	—%	(3)%
Companion Animal	295	288	2%	—%	2%
Total U.S. Revenue	$631	$636	(1)%	—%	(1)%

International
Livestock	$454	$455	—%	1%	(1)%
Companion Animal	182	169	8%	(2)%	10%
Total International Revenue	$636	$624	2%	—%	2%

Livestock:
Cattle	$478	$479	—%	—%	—%
Swine	161	173	(7)%	—%	(7)%
Poultry	106	126	(16)%	—%	(16)%
Fish	26	5	*	*	*
Other	19	20	(5)%	6%	(11)%
Total Livestock Revenue	$790	$803	(2)%	—%	(2)%

Companion Animal:
Horses	$42	$45	(7)%	(4)%	(3)%
Dogs and Cats	435	412	6%	—%	6%
Total Companion Animal Revenue	$477	$457	4%	(1)%	5%

* Calculation not meaningful.

(a)	For a description of each segment, see Note 19A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2015.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Full Year		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$2,881	$2,958	(3)%	(4)%	1%
Companion Animal	1,956	1,756	11%	(2)%	13%
Contract Manufacturing	51	51	—%	(3)%	3%
Total Revenue	$4,888	$4,765	3%	(2)%	5%

U.S.
Livestock	$1,227	$1,251	(2)%	—%	(2)%
Companion Animal	1,220	1,077	13%	—%	13%
Total U.S. Revenue	$2,447	$2,328	5%	—%	5%

International
Livestock	$1,654	$1,707	(3)%	(6)%	3%
Companion Animal	736	679	8%	(5)%	13%
Total International Revenue	$2,390	$2,386	—%	(5)%	5%

Livestock:
Cattle	$1,653	$1,680	(2)%	(4)%	2%
Swine	602	668	(10)%	(3)%	(7)%
Poultry	457	525	(13)%	(3)%	(10)%
Fish	90	5	*	*	*
Other	79	80	(1)%	(1)%	—%
Total Livestock Revenue	$2,881	$2,958	(3)%	(4)%	1%

Companion Animal:
Horses	$150	$162	(7)%	(3)%	(4)%
Dogs and Cats	1,806	1,594	13%	(2)%	15%
Total Companion Animal Revenue	$1,956	$1,756	11%	(2)%	13%

* Calculation not meaningful.

(a)	For a description of each segment, see Note 19A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2015.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

14 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Fourth Quarter		% Change
	2016	2015	Total	Foreign Exchange	Operational(a)
Total International	$636	$624	2%	—%	2%
Australia	38	35	9%	8%	1%
Brazil	83	65	28%	20%	8%
Canada	53	55	(4)%	(3)%	(1)%
China	32	29	10%	(7)%	17%
France	28	31	(10)%	—%	(10)%
Germany	35	34	3%	1%	2%
Italy	20	24	(17)%	—%	(17)%
Japan	31	26	19%	15%	4%
Mexico	20	20	—%	(13)%	13%
Spain	20	26	(23)%	(3)%	(20)%
United Kingdom	39	46	(15)%	(19)%	4%
Other Developed	79	77	3%	3%	—%
Other Emerging	158	156	1%	(5)%	6%

	Full Year		% Change
	2016	2015	Total	Foreign Exchange	Operational(a)
Total International	$2,390	$2,386	—%	(5)%	5%
Australia	157	144	9%	(3)%	12%
Brazil	245	250	(2)%	(9)%	7%
Canada	173	172	1%	(5)%	6%
China	145	123	18%	(6)%	24%
France	117	108	8%	(2)%	10%
Germany	125	120	4%	(1)%	5%
Italy	83	90	(8)%	(1)%	(7)%
Japan	127	101	26%	11%	15%
Mexico	76	75	1%	(18)%	19%
Spain	82	86	(5)%	(2)%	(3)%
United Kingdom	151	168	(10)%	(11)%	1%
Other Developed	302	288	5%	(2)%	7%
Other Emerging	607	661	(8)%	(8)%	—%
Certain amounts and percentages may reflect rounding adjustments.
(a) Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

15 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Fourth Quarter		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$631	$636	(1)%	—%	(1)%
Cost of sales	149	152	(2)%	—%	(2)%
Gross profit	482	484	—%	—%	—%
Gross margin	76.4%	76.1%
Operating expenses	95	115	(17)%	—%	(17)%
Other (income)/deductions	—	(1)	(100)%	—%	(100)%
U.S. Earnings	$387	$370	5%	—%	5%

International:
Revenue	$636	$624	2%	—%	2%
Cost of sales	235	235	—%	(1)%	1%
Gross profit	401	389	3%	—%	3%
Gross margin	63.1%	62.3%
Operating expenses	140	147	(5)%	(1)%	(4)%
Other (income)/deductions	(1)	(8)	(88)%	(84)%	(4)%
International Earnings	$262	$250	5%	(1)%	6%

Total Reportable Segments	$649	$620	5%	—%	5%

Other business activities(c)	(90)	(85)	6%
Reconciling Items:
Corporate(d)	(185)	(214)	(14)%
Purchase accounting adjustments(e)	(20)	(16)	25%
Acquisition-related costs(f)	(1)	(10)	(90)%
Certain significant items(g)	(58)	(186)	(69)%
Other unallocated(h)	(64)	(40)	60%
Total Earnings(i)	$231	$69	*
* Calculation not meaningful

(a)	For a description of each segment, see Note 19A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2015.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs can include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

16 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Full Year		% Change
	2016	2015	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$2,447	$2,328	5%	—%	5%
Cost of sales	551	551	—%	—%	—%
Gross profit	1,896	1,777	7%	—%	7%
Gross margin	77.5%	76.3%
Operating expenses	388	389	—%	—%	—%
Other (income)/deductions	—	(2)	(100)%	—%	(100)%
U.S. Earnings	$1,508	$1,390	8%	—%	8%

International:
Revenue	$2,390	$2,386	—%	(5)%	5%
Cost of sales	833	873	(5)%	(7)%	2%
Gross profit	1,557	1,513	3%	(5)%	8%
Gross margin	65.1%	63.4%
Operating expenses	501	570	(12)%	(4)%	(8)%
Other (income)/deductions	2	2	—%	10%	(10)%
International Earnings	$1,054	$941	12%	(5)%	17%

Total Reportable Segments	$2,562	$2,331	10%	(2)%	12%

Other business activities(c)	(309)	(293)	5%
Reconciling Items:
Corporate(d)	(684)	(606)	13%
Purchase accounting adjustments(e)	(99)	(57)	74%
Acquisition-related costs(f)	(4)	(21)	(81)%
Certain significant items(g)	(57)	(592)	(90)%
Other unallocated(h)	(181)	(217)	(17)%
Total Earnings(i)	$1,228	$545	*
* Calculation not meaningful

(a)	For a description of each segment, see Note 19A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2015.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs can include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

17 |